Exhibit 99.1

[LOGO FOR KOPPERS INC.]

News Release

Koppers Inc.

436 Seventh Avenue

Pittsburgh, PA 15219-1800

412 227 2001

www.koppers.com

FOR IMMEDIATE RELEASE

For Information:    Randall D. Collins, Vice President

        Safety, Health & Environmental Affairs

                      412.227.2456

                      collinsrd@koppers.com

Koppers Inc. Declares Dividend

PITTSBURGH, Pa., Oct. 16, 2003 – The Board of Directors of Koppers Inc. has declared a dividend of $45 million with respect to Koppers Common and Preferred Stock. The dividend will be paid on or about November 4, 2003 to shareholders of record of Koppers Common and Preferred Stock as of the close of business on November 1, 2003.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 39 facilities in the United States, United Kingdom, Denmark, Australia, the Pacific Rim and South Africa.